HUDSON PACIFIC PROPERTIES, INC.
FIRST QUARTER 2014
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2013. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 3, 2014.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board, Chief Executive Officer and President Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter		Patrick Whitesell
Managing General Partner, Clarity Partners L.P.		Co-Chief Executive, WME Entertainment

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Financial Officer	EVP, Operations and Development

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Elva Hernandez
SVP, Leasing	Chief Accounting Officer	VP, Controller

Josh Hatfield	Drew Gordon	Gary Hansel
SVP, Northern California	SVP, Pacific Northwest	SVP, Southern California
INVESTOR RELATIONS
Addo Communications (310) 829-5400 Email Contact: lasseg@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California and the Pacific Northwest. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley, the East Bay, and Seattle, Washington, which we refer to as our target markets. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	26
Office properties square feet (in thousands)	5,511
Stabilized office properties leased rate as of March 31, 2014(1)	94.5%
Stabilized office properties occupied rate as of March 31, 2014(1)(2)	88.7%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	884
Media & entertainment occupied rate as of March 31, 2014(3)	69.1%

Number of land assets owned	6
Land assets square feet (in thousands)(4)	1,837

Market capitalization (in thousands):
Total debt(5)	$822,684
Series A Preferred Units	10,177
Series B Preferred Stock	145,000
Common equity capitalization(6)	1,363,293
Total market capitalization	$2,341,154
Debt/total market capitalization	35.1%
Series A preferred units & debt/total market capitalization	35.6%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 21.42-23.47
Closing price at quarter end	$23.07
Weighted average fully diluted common stock\units outstanding (in thousands)(8)	66,558
Shares of common stock\units outstanding on March 31, 2014 (in thousands)(9)	69,410
__________________________

(1)	Stabilized office properties leased rate and occupied rate excludes the development, redevelopment, lease-up properties, and properties held-for-sale described on page 14.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended March 31, 2014.

(4)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended March 31, 2014.

(8)
For the quarter ended March 31, 2014, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the three months ended March 31, 2014, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

(9)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) at March 31, 2014. While our series A preferred units became exchangeable on June 29, 2013, the conversion of the series A preferred units into shares of our common stock would be anti-dilutive based on the average daily share price of our common stock over the three months ended March 31, 2014, and therefore the fully diluted common stock\units do not include shares issuable upon exchange of our series A preferred units.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	March 31, 2014	December 31, 2013
ASSETS
Total investment in real estate, net	$1,993,945	$1,906,825
Cash and cash equivalents	29,063	30,356
Restricted cash	17,714	16,750
Accounts receivable, net	6,673	8,909
Straight-line rent receivables	24,026	21,538
Deferred leasing costs and lease intangibles, net	110,042	111,398
Deferred finance costs, net	8,028	8,582
Interest rate contracts	33	192
Goodwill	8,754	8,754
Prepaid expenses and other assets	5,143	5,170
Assets associated with real estate held for sale	12,768	12,801
TOTAL ASSETS	$2,216,189	$2,131,275

LIABILITIES AND EQUITY
Notes payable	$827,438	$931,308
Accounts payable and accrued liabilities	22,545	27,490
Below-market leases, net	46,853	45,439
Security deposits	6,147	5,941
Prepaid rent	10,565	7,623
Interest rate contracts	475	—
Obligations associated with real estate held for sale	170	133
TOTAL LIABILITIES	$914,193	$1,017,934

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,475

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at March 31, 2014 and December 31, 2013, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 66,795,071 shares and 57,230,199 shares outstanding at March 31, 2014 and December 31, 2013, respectively	668	572
Additional paid-in capital	1,093,774	903,984
Accumulated other comprehensive loss	(1,529)	(997)
Accumulated deficit	(43,784)	(45,113)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,194,129	$1,003,446
Non-controlling interest—members in Consolidated Entities	44,224	45,683
Non-controlling common units in the Operating Partnership	53,466	53,737
TOTAL EQUITY	$1,291,819	$1,102,866
TOTAL LIABILITIES AND EQUITY	$2,216,189	$2,131,275

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended March 31,

	2014	2013
Revenues
Office
Rental	$36,010	$26,796
Tenant recoveries	5,571	5,749
Parking and other	4,479	3,927
Total office revenues	$46,060	$36,472

Media & entertainment
Rental	$5,449	$5,768
Tenant recoveries	320	418
Other property-related revenue	3,634	4,490
Other	133	236
Total media & entertainment revenues	$9,536	$10,912

Total revenues	$55,596	$47,384

Operating expenses
Office operating expenses	$15,927	$13,265
Media & entertainment operating expenses	6,005	5,568
General and administrative	5,776	4,989
Depreciation and amortization	16,668	18,431
Total operating expenses	$44,376	$42,253

Income from operations	$11,220	$5,131

Other expense (income)
Interest expense	$6,524	$5,592
Interest income	(9)	(150)
Acquisition-related expenses	105	—
Other expenses	1	45
	$6,621	$5,487

Income (loss) from continuing operations	$4,599	$(356)

Net (loss) income from discontinued operations	(66)	673

Net income	$4,533	$317

Net income attributable to preferred stock and units	(3,200)	(3,231)
Net income attributable to restricted shares	(69)	(79)
Net loss (income) attributable to non-controlling interest in Consolidated Entities	43	(10)
Net (income) loss attributable to common units in the Operating Partnership	(47)	131
Net income (loss) attributable to Hudson Pacific Properties, Inc. common stockholders	$1,260	$(2,872)
Basic and diluted per share amounts:
Net income (loss) from continuing operations attributable to common stockholders	$0.02	$(0.07)
Net income from discontinued operations	—	0.01
Net income (loss) attributable to common stockholders’ per share—basic and diluted	$0.02	$(0.06)
Weighted average shares of common stock outstanding—basic and diluted	63,625,751	52,184,280
Dividends declared per share of common stock	$0.125	$0.125

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Funds From Operations (FFO)(1)
Net income	$4,533	$317
Adjustments:
Depreciation and amortization of real estate assets	16,668	18,431
Depreciation and amortization—discontinued operations	—	474
FFO attributable to non-controlling interest in Consolidated Entities	(1,091)	(10)
Net income attributable to preferred stock and units	(3,200)	(3,231)
FFO to common stockholders and unit holders	$16,910	$15,981
Specified items impacting FFO:
Acquisition-related expenses	$105	$—
One-time consulting fee	835	—
Supplemental property tax savings	—	(797)
One-time lease termination revenue	—	(1,082)
FFO (excluding specified items) to common stockholders and unit holders	$17,850	$14,102

Weighted average common stock/units outstanding—diluted	66,558	55,196
FFO per common stock/unit—diluted	$0.25	$0.29
FFO (excluding specified items) per common stock/unit—diluted	$0.27	$0.26

Adjusted Funds From Operations (AFFO)(1)
FFO	$16,910	$15,956
Adjustments:
Straight-line rent	(2,685)	(1,448)
Amortization of prepaid rent(2)	—	327
Amortization of above market and below market leases, net	(1,244)	(1,519)
Amortization of below market ground lease	62	62
Amortization of lease buy-out costs	53	22
Amortization of deferred financing costs and loan premium/discount, net	79	297
Recurring capital expenditures, tenant improvements and lease commissions	(7,229)	(15,473)
Non-cash compensation expense	1,277	1,726
AFFO	$7,223	$(50)

Dividends paid to common stock and unit holders	$8,676	$7,385
AFFO payout ratio	120.1%	(14770.0)%
______________________________

(1)	See page 22 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)
The following table sets forth information with respect to our outstanding indebtedness as of March 31, 2014.

				Annual		Balance at
Debt	Outstanding		Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured Revolving Credit Facility	$40,000		LIBOR+1.55% to 2.20%	$—	8/3/2016	$40,000
Mortgage loan secured by 3401 Exposition Boulevard(2)	13,233		LIBOR+3.80%	—	6/9/2014	13,233
Mortgage loan secured by 6922 Hollywood Boulevard(3)	40,151		5.58%	3,230	1/1/2015	39,426
Mortgage loan secured by 275 Brannan	15,000		LIBOR+2.00%	—	10/5/2015	15,000
Mortgage loan secured by Pinnacle II(4)	88,248		6.313%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(5)	49,600		LIBOR+2.25%	—	10/31/2016	49,600
Mortgage loan secured by Element LA(6)	13,287	13,287	LIBOR+1.95%		11/1/2017	13,306
Mortgage loan secured by Sunset Gower/Sunset Bronson(7)	97,000		LIBOR+2.25%	—	2/11/2018	97,000
Mortgage loan secured by Rincon Center(8)	105,544		5.134%	7,195	5/1/2018	97,673
Mortgage loan secured by First & King(9)	95,000		LIBOR+1.60%	—	8/31/2018	90,188
Mortgage loan secured by Met Park North(10)	64,500		LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by First Financial(11)	42,933		4.58%	2,639	2/1/2022	36,799
Mortgage loan secured by 10950 Washington(12)	29,188		5.316%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(13)	129,000		3.954%	5,172	11/7/2022	117,190
Subtotal	$822,684
Unamortized loan premium, net(14)	4,754
Total	$827,438
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)	This loan was assumed on May 22, 2013 in connection with the closing of our acquisition of the 3401 Exposition Boulevard property.

(3)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property. This loan is amortizing based on a 30-year amortization schedule.

(4)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II building to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(5)
On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49,600 upon closing, with the ability to draw up to an additional $11,900 for budgeted base building, tenant improvements, and other costs associated with the renovation and lease-up of that property.

(6)
We have the ability to draw up to $65,500 for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(7)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50,000 of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42,000 of the loan through February 11, 2016. Effective August 22, 2013, the terms of this loan were amended to increase the outstanding balance from $92,000 to $97,000, reduce the interest rate from LIBOR plus 3.50% to LIBOR plus 2.25%, and extend the maturity date from February 11, 2016 to February 11, 2018.

(8)	This loan is amortizing based on a 30-year amortization schedule.

(9)
This loan bears interest only for the first two years. Beginning with the payment due August 1, 2015, monthly debt service will include annual debt amortization payments of $1,604 based on a 30-year amortization schedule.

(10)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan’s maturity on August 1, 2020.

(11)	Beginning with the payment made March 1, 2014, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(12)	This loan is amortizing based on a 30-year amortization schedule.

(13)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7,349.

(14)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with 6922 Hollywood Boulevard and Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2014	2013		% change
Same-store office statistics
Number of properties	14	14
Rentable square feet	3,489,055	3,489,055
Ending % leased	94.2%	94.7%		(0.5)%
Ending % occupied	87.2%	92.4%		(5.6)%
Quarterly average % occupied	85.4%	88.9%		(3.9)%

Same-store media statistics
Number of properties	2	2
Rentable square feet	884,193	884,193
Quarterly average % occupied	68.4%	71.5%		(4.3)%

Same-store net operating income — GAAP basis
Total office revenues	$32,217	$33,587	(2)	(4.1)%
Total media revenues	9,536	10,912		(12.6)
Total revenues	$41,753	$44,499		(6.2)%

Total office expense	$12,516	$12,122		3.3%
Total media expense	6,005	6,365	(3)	(5.7)
Total property expense	$18,521	$18,487		0.2%

Same-store office net operating income — GAAP basis	$19,701	$21,465		(8.2)%
Same-store media net operating income — GAAP basis	3,531	4,547		(22.3)
Same-store total property net operating income — GAAP basis	$23,232	$26,012		(10.7)%

Same-store net operating income — Cash basis
Total office revenues	$29,971	$30,976	(2)	(3.2)%
Total media revenues	9,547	10,905		(12.5)
Total revenues	$39,518	$41,881		(5.6)%

Total office expense	$12,454	$12,060		3.3%
Total media expense	6,005	6,365	(3)	(5.7)
Total property expense	$18,459	$18,425		0.2%

Same-store office net operating income — Cash basis	$17,517	$18,916		(7.4)%
Same-store media net operating income — Cash basis	3,542	4,540		(22.0)
Same-store total property net operating income — Cash basis	$21,059	$23,456		(10.2)%
______________________________

(1)	“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2013 and still owned and included in the stabilized portfolio as of March 31, 2014.

(2)	Amount excludes a one-time $1,082 early lease termination fee income disclosed in the Q1-2013 earnings release.

(3)	Amount excludes a one-time $797 property tax savings disclosed in the Q1-2013 earnings release.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2014	2013
Reconciliation to net income
Same-store office revenues — Cash basis	$29,971	$30,976
GAAP adjustments to office revenues — Cash basis	2,246	1,529
Early lease termination fee adjustment to office revenues	—	1,082
Same-store office revenues — GAAP basis	$32,217	$33,587

Same-store media revenues — Cash basis	$9,547	$10,905
GAAP adjustments to media revenues — Cash basis	(11)	8
Same-store media revenues — GAAP basis	$9,536	$10,913

Same-store property revenues — GAAP basis	$41,753	$44,500

Same-store office expenses — Cash basis	$12,454	$12,060
GAAP adjustments to office expenses — Cash basis	62	62
One-time expense adjustments per definition	—	—
Same-store office expenses — GAAP basis	$12,516	$12,122

Same-store media expenses — Cash basis	$6,005	$6,365
GAAP adjustments to media expenses — Cash basis	—	—
Property tax savings adjustment to media expenses	—	(797)
Same-store media expenses — GAAP basis	$6,005	$5,568

Same-store property expenses — GAAP basis	$18,521	$17,690

Same-store net operating income — GAAP basis	$23,232	$26,810
Non-Same Store GAAP net operating income	10,432	1,802
General and administrative	(5,776)	(4,989)
Depreciation and amortization	(16,668)	(17,958)
Income from operations	$11,220	$5,665
Interest expense	(6,524)	(5,592)
Interest income	9	150
Acquisition-related expenses	(105)	—
Other expense	(1)	(45)
Net (loss) income from discontinued operations	(66)	139
Net income	$4,533	$317

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

STABILIZED OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS(1)

		Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
Location	Square Feet(2)
Seattle
Met Park North	190,748	4.6%	95.4%	95.4%	$4,731,088	$26.00	$2.17
Merrill Place	178,887	4.3	93.0	93.0	4,211,198	25.32	2.11
Subtotal	369,635	8.9%	94.2%	94.2%	$8,942,286	$25.68	$2.14

San Francisco
Rincon Center	580,850	14.0%	69.1%	89.0%	$16,022,240	$39.91	$3.33
1455 Market Street	1,012,012	24.4	81.6	94.3	19,355,730	23.44	1.95
875 Howard Street	286,270	6.9	99.4	99.4	7,246,076	25.47	2.12
222 Kearny Street	148,797	3.6	87.4	87.4	4,793,266	36.85	3.07
625 Second Street	137,018	3.3	100.0	100.0	6,074,787	44.34	3.69
275 Brannan Street	54,673	1.3	100.0	100.0	2,897,669	53.00	4.42
Subtotal	2,219,620	53.5%	82.6%	93.6%	$56,389,769	$30.76	$2.56

Los Angeles
First Financial	222,423	5.4%	95.8%	95.8%	$7,348,590	$34.50	$2.87
Technicolor Building	114,958	2.8	100.0	100.0	4,549,302	39.57	3.30
Del Amo Office Building	113,000	2.7	100.0	100.0	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.5	95.3	95.3	2,420,306	41.48	3.46
10950 Washington	159,024	3.8	100.0	100.0	5,215,467	32.80	2.73
604 Arizona	44,260	1.1	100.0	100.0	1,832,630	41.41	3.45
6922 Hollywood	205,523	5.0	92.2	92.2	8,035,815	42.42	3.53
10900 Washington	9,919	0.2	100.0	100.0	339,176	34.19	2.85
Pinnacle I	393,777	9.5	91.7	91.7	15,111,230	41.83	3.49
Pinnacle II	231,864	5.6	99.2	99.2	8,789,091	38.21	3.18
Subtotal	1,555,972	37.5%	96.0%	96.0%	$56,710,677	$37.98	$3.16

TOTAL	4,145,227	100.0%	88.7%	94.5%	$122,042,732	$33.21	$2.77
_____________________________

(1)
Our stabilized portfolio excludes undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties “held for sale”. As of March 31, 2014, we had no office development property under construction, four office redevelopment properties (Element LA, 3401 Exposition, 3402 Pico and 1861 Bundy) under construction, three lease-up properties (901 Market Street, First & King and Northview) and one property held for sale (Tierrasanta). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2014. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

DEVELOPMENT, REDEVELOPMENT, LEASE-UP PROPERTIES, AND PROPERTIES HELD-FOR-SALE(1)

							Annualized Base Rent Per Square Foot(4)	Monthly Rent Per Square Foot
			Percent of Total	Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)
Location	Square Feet(2)
Seattle
First & King	472,223		34.6%	90.8%	90.8%	$9,267,091	$21.62	$1.80
Northview	182,229		13.3	83.3	83.3	3,137,896	20.68	1.72
Subtotal	654,452		47.9%	88.7%	88.7%	$12,404,987	$21.37	$1.78

San Francisco
901 Market Street	212,319		15.5%	55.5%	56.5%	$4,954,343	$42.04	$3.50
Subtotal	212,319		15.5%	55.5%	56.5%	$4,954,343	$42.04	$3.50

Los Angeles
Element LA (Olympic Bundy)	247,545	(5)	18.1%	—%	100.0%	$—	$—	$—
3401 Exposition	63,376	(6)	4.6	—	100.0	—	—	—
1861 Bundy	36,492	(5)	2.7	—	100.0	—	—	—
3402 Pico	39,136		2.9	—	—	—	—	—
Subtotal	386,549		28.3%	—%	89.9%	$—	$—	$—

San Diego
Tierrasanta	112,300		8.2%	88.5%	88.5%	$1,409,353	$14.18	$1.18
Subtotal	112,300		8.2%	88.5%	88.5%	$1,409,353	$14.18	$1.18

TOTAL	1,365,620		100.0%	58.4%	84.0%	$18,768,682	$23.53	$1.96
______________________________

(1)
Excludes stabilized properties. As of March 31, 2014, we had no office development property under construction, four office redevelopment properties (Element LA, 3401 Exposition, 3402 Pico and 1861 Bundy) under construction, three lease-up properties (901 Market Street, First & King and Northview) and one property held-for-sale (Tierrasanta). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2014, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2014, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2014. Annualized base rent does not reflect tenant reimbursements.

(5)
Element LA and 1861 Bundy are subject to a 15-year lease with Riot Games Inc. for all 284,037 combined square feet. The lease was executed on November 4, 2013. Commencement of the lease is scheduled for the second quarter of 2015.

(6)
3401 Exposition is subject to a 12-year lease with Deluxe Entertainment Services Inc. for all 63,376 square feet. The lease was executed on October 22, 2013. Commencement of the lease is scheduled for the early third quarter of 2014.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

LAND PROPERTIES

Location	Square Feet(1)	Percent of Total
Seattle
Merrill Place	140,000	7.6%
Subtotal	140,000	7.6%

Los Angeles
Sunset Bronson—Lot A	273,913	14.9%
Sunset Bronson—Redevelopment	389,740	21.2
Sunset Gower— Redevelopment	423,396	23.0
Element LA	500,000	27.2
3402 Pico	110,000	6.0
Subtotal	1,697,049	92.4%

TOTAL	1,837,049	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)

Sunset Gower	570,470	64.5%	63.8%	$11,967,979	$32.91

Sunset Bronson	313,723	35.5	78.8	8,691,321	35.16

TOTAL	884,193	100.0%	69.1%	$20,659,300	$33.82

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet which, may be less or more than BOMA rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended March 31, 2014.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended March 31, 2014, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2014.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Warner Bros. Entertainment	1	1	12/31/2021	230,000	4.2%	$8,789,091	6.2%
Warner Music Group	1	1	12/31/2019	195,166	3.5	8,038,801	5.7
EMC Corporation(2)	2	2	Various	294,756	5.3	7,066,312	5.0
Square Inc.(3)	1	1	9/27/2023	202,606	3.7	6,322,405	4.5
AIG	1	1	Various	140,564	2.6	6,183,793	4.4
GSA(4)	4	3	Various	168,393	3.1	5,350,456	3.8
NFL Enterprises	2	2	6/30/2017	137,305	2.5	4,704,997	3.3
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	1.9	4,594,278	3.3
Clear Channel Communications	1	1	9/30/2016	107,715	2.0	4,569,635	3.2
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	2.1	4,549,302	3.2
Salesforce.com(5)	1	1	Various	93,028	1.7	4,093,232	2.9
Amazon	1	1	11/30/2023	139,824	2.5	3,669,637	2.6
Uber Technologies, Inc.	1	1	2/28/2024	89,748	1.6	3,477,576	2.5
Bank of America(6)	1	1	Various	347,821	6.3	3,464,130	2.5
Capital One	1	1	2/28/2019	133,148	2.4	3,367,424	2.4
TOTAL	20	19		2,499,929	45.4%	$78,241,069	55.5%

______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of March 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
EMC expirations by property and square footage: (1) 185,292 square feet at First & King expiring on October 18, 2021; (2) 42,954 square feet at First & King expiring on December 31, 2023; and (3) 66,510 square feet at 875 Howard Street expiring on June 30, 2019.

(3)	Square is expected to take possession of an additional 128,453 square feet toward the end of the second quarter 2014.

(4)
GSA expirations by property and square footage: (1) 89,995 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (3) 28,993 square feet at Northview expiring on April 4, 2020; and (4) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

(5)
Salesforce.com is expected to take possession of an additional: (1) 59,689 square feet during the second quarter of 2014; (2) 76,004 square feet during the third quarter of 2014; (3) 2,868 square feet during the third quarter of 2015; and (4) 4,144 square feet during the second quarter of 2017.

(6)
The following summarizes Bank of America’s early termination rights by square footage as of March 31, 2014: (1) 213,928 square feet at December 31, 2015; and (2) 133,893 square feet at December 31, 2017.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	29,014
Number of leases	7

Gross New Leasing Activity
Rentable square feet	7,372
New cash rate	$38.31
Number of leases	3

Gross Renewal Leasing Activity
Rentable square feet	21,642
Renewal cash rate	$37.98
Number of leases	4

Net Absorption
Leased rentable square feet	(221,697)

Cash Rent Growth(1)
Expiring Rate	$30.78
New/Renewal Rate	$38.03
Change	23.6%

Straight-Line Rent Growth(2)
Expiring Rate	$29.18
New/Renewal Rate	$42.31
Change	45.0%

Weighted Average Lease Terms
New (in months)	59
Renewal (in months)	10

Tenant Improvements and Leasing Commissions(3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$13.95	$2.82
Renewal leases	$0.52	$0.61
Blended	$3.93	$2.07
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Available	445,085	8.1%	$—	—%	$—	$—
2014	159,964	2.9	5,732,751	3.4	35.84	35.86
2015	359,672	6.5	6,557,294	3.9	18.23	18.99
2016	420,739	7.6	13,562,947	8.1	32.24	33.82
2017	767,051	13.9	25,778,206	15.4	33.61	35.16
2018	356,995	6.5	9,430,096	5.7	26.42	29.26
2019	596,363	10.8	20,606,405	12.3	34.55	38.74
2020	387,488	7.0	14,624,936	8.7	37.74	45.16
2021	410,064	7.4	12,952,502	7.7	31.59	36.70
2022	18,906	0.3	703,016	0.4	37.18	41.19
2023	689,306	12.5	18,811,023	11.2	27.29	35.15
Thereafter	282,644	5.1	12,052,239	7.2	42.64	55.59
Building management use	23,452	0.4	—	—	—	—
Signed leases not commenced(4)	593,118	10.8	26,779,432	16.0	45.15	63.80
Total/Weighted Average	5,510,847	100.0%	$167,590,847	100.0%	$33.08	$39.18

______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2014.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2014.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of March 31, 2014, divided by (ii) square footage under uncommenced leases as of March 31, 2014.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT FOUR QUARTERS

	Q2 2014(1)		Q3 2014		Q4 2014		Q1 2015
Location	Expiring SF	Rent per SF(2)	Expiring SF	Rent per SF(2)	Expiring SF	Rent per SF(2)	Expiring SF	Rent per SF(2)
Seattle
First & King	1,334	$4.50	—	$—	—	$—	—	$—
Met Park North	—	—	—	—	—	—	—	—
Northview	—	—	—	—	4,015	18.64	—	—
Merrill Place	14,826	28.91	10,140	32	1,033	26.60
Subtotal	16,160	$26.90	10,140	$32	5,048	$20.27	—	$—

San Francisco
Rincon Center	17,129	$25.74	14,685	$42.51	2,130	$23.00	—	$—
1455 Market Street	1,511	32.07	—	—	1,500	37.97	—	—
875 Howard Street	—	—	—	—	—	—	—	—
222 Kearny Street	7,844	34.52	3,613	31.56	1,271	38.00	—	—
625 Second Street	—	—	—	—	—	—	—	—
275 Brannan Street	—	—	—	—	—	—	—	—
901 Market Street	349	15.47	3,010	21.00	—	—	—	—
Subtotal	26,833	$28.53	21,308	$37.61	4,901	$31.47	—	$—

Los Angeles
First Financial	3,318	$33.03	908	$25.34	3,418	$33.14	—	$—
Technicolor Building	—	—	—	—	—	—	—	—
Del Amo Office Building	—	—	—	—	—	—	—	—
9300 Wilshire	2,919	43.00	4,559	38.38	—	—	2,142	39.34
10950 Washington	—	—	—	—	—	—	—	—
604 Arizona	—	—	—	—	—	—	—	—
6922 Hollywood	330	18.73	—	—	4,684	74.37	—	—
10900 Washington	—	—	—	—	—	—	—	—
Element LA	—	—	—	—	—	—	—	—
Pinnacle I	4,040	45.73	—	—	46,071	43.33	—	—
Pinnacle II	—	—	—	—	—	—	—	—
3401 Exposition	—	—	—	—	—	—	—	—
1861 Bundy	—	—	—	—	—	—	—	—
3402 Pico	—	—	—	—	—	—	—	—
Subtotal	10,607	$40.17	5,467	$36.22	54,173	$45.37	2,142	$39.34

San Diego
Tierrasanta	5,327	$12.83	—	$—	—	$—	—	$—
Subtotal	5,327	$12.83	—	$—	—	$—	—	$—

TOTAL	58,927	$28.76	36,915	$35.86	64,122	$42.33	2,142	$39.34
______________________________

(1)	Q2 2014 expiring square footage does not include square feet that expired on March 31, 2014.

(2)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options (with the exception of the Bank of America lease at our 1455 Market property, which is assumed to exercise all early termination options). Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of March 31, 2014, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	98,717	1.7%
Educational	159,815	3.9
Financial Services	645,118	8.3
Insurance	148,964	4.6
Legal	79,364	2.1
Media & Entertainment	1,013,988	27.7
Other	169,222	2.8
Real Estate	63,201	1.6
Retail	504,575	10.4
Technology	1,143,923	27.0
Advertising	113,000	2.2
Government	283,612	6.6
Healthcare	49,145	1.1
TOTAL	4,472,644	100.0%

______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
First Quarter 2014 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.